Exhibit 99.1

News Release

CONTACTS:	Larry Adeleye Director of Investor Relations 614.917.5108	Kyle Anderson Director of Corporate Communication W 614.917.5497 M 614.477.5301

State Auto responds to A.M. Best announcement

COLUMBUS, OHIO – June 1, 2011 – The following is State Auto Insurance Companies President, Chairman and CEO Bob Restrepo’s comment on today’s announcement from A.M. Best Company:

“Over the past five years, we’ve recognized our vulnerability to the weather and aggressively restructured our operations, diversified our business into new states and new markets, and made substantial investments in new products, services and systems. These initiatives were necessary to reduce weather-related earnings volatility and remain a stable, reliable market. In the end, they weren’t enough to offset the dramatic turn in the weather and our longstanding concentration in states exposed to property losses from wind, hail and tornadoes. While A.M. Best also cited above average expense ratios, this conclusion is based on industry results, not those for our regional company peer group where we’re quite competitive. The real issue is the weather and our inability to absorb its impact and produce consistent underwriting profits.

“A.M. Best did note our strong risk adjusted capitalization, long standing regional market presence, well established agency relationships and increasingly diversified product offerings. They recognize that the investments we’re making in systems, stronger agency relationships, improved operational efficiencies, more sophisticated pricing models and improved risk management will contribute to our strong financial position and excellent financial strength rating.

“Today’s decision by A.M. Best will not change our strategy and plans for the future. We will continue to implement initiatives to strengthen our underwriting profitability and financial strength and preserve our terrific reputation. At the same time, we will build upon our long-standing and profitable agency relationships, develop and deploy products and technology that make us a responsive partner, and ensure the quality claim and customer service operations that will continue to distinguish State Auto as a superior regional agency company.”

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company and is proud to be a Trusted Choice® company partner. STFC stock is traded on the NASDAQ Global Select Market, which represents the top third of all NASDAQ listed companies.

The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products in all 50 states and the District of Columbia through independent insurance agencies and brokers. The State Auto Group is rated A (Excellent) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, State Auto Florida, Milbank, Farmers Casualty, Meridian Security, Meridian Citizens Mutual, Beacon National, Beacon Lloyds, Patrons Mutual, Litchfield Mutual Fire, Rockhill Insurance, Plaza Insurance, American Compensation and Bloomington Compensation. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at http://www.StateAuto.com/.

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial’s Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.